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                                                                     EXHIBIT 5.1
Opinion of Hall, Estill, Hardwick, Gable, Golden & Nelson


                                  June 28, 2001


Multimedia Games, Inc.
8900 Shoal Creek Blvd., Suite 300
Austin, Texas 78757

                  RE:      Registration Statement on Form S-3

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-3 to be filed by you with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 432,516 shares of Common Stock (the "Shares") issuable upon the exercise of certain warrants and options (collectively, the "Warrants and Options"). As your counsel in connection with this transaction, we have examined the proceedings proposed to be taken in connection with said sale of the Shares.

         It is our opinion that the Shares, when issued and paid for in accordance with the terms of the Warrants and Options, will be legally and validly issued, fully paid, and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement, including the prospectus constituting a part thereof, and any amendment thereto.

                                         Very truly yours,

                                         HALL, ESTILL, HARDWICK, GABLE, GOLDEN &
                                         NELSON